Exhibit 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Anthony Bettencourt, the Chief Executive Officer of Imperva, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Quarterly Report on Form 10-Q for the period ended September 30, 2015 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2015	By:	/s/ Anthony Bettencourt
Anthony Bettencourt
President and Chief Executive Officer
(Principal Executive Officer)